Exhibit 10.1
FIRST AMENDMENT
TO
DIGITALBRIDGE GROUP, INC.
2024 OMNIBUS STOCK INCENTIVE PLAN
EFFECTIVE AS OF MAY 28, 2026

The DigitalBridge Group, Inc. 2024 Omnibus Stock Incentive Plan, effective as of April 26, 2024 (the “Plan”), is hereby amended, effective as of and subject to approval of this First Amendment by the stockholders of DigitalBridge Group, Inc. (the “Company”) on May 28, 2026 (the “Amendment Date”), as follows:

1.    Section 4 of the Plan is hereby amended and replaced in its entirety with the following:

Section 4              Shares Reserved for Issuance Under the Plan.

The total number of shares of Stock reserved for issuance under the Plan shall be (i) 5,500,000 shares of Stock as of the Effective Date, plus (ii) 6,000,000 shares of Stock as of the Amendment Date, subject to adjustment as provided in Section 5(a) (the “Share Limit”). For purposes of this limitation, (a) the shares of Stock underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan, and (b) the number of shares of Stock available for issuance under the Plan will not be increased by the number of shares of Stock (i) tendered, withheld, or subject to an Award granted under the Plan surrendered in connection with the purchase of shares of Stock upon exercise of a Stock Option, (ii) that were not issued upon the net settlement or net exercise of a Stock-settled Stock Appreciation Right, (iii) purchased by the Company with proceeds from Stock Option exercises or (iv) held back upon settlement of an Award to cover the tax withholding. Subject to such overall limitations, shares of Stock may be issued up to the Share Limit pursuant to Incentive Stock Options. The shares available for issuance under the Plan may be authorized but unissued shares of Stock, shares of Stock reacquired by the Company, or a combination thereof.

2.    Except as amended above, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this First Amendment to the Plan to be executed this 26th day of May, 2026.

DIGITALBRIDGE GROUP, INC. By: /s/ Thomas Mayrhofer
Name: Thomas Mayrhofer Title: Chief Financial Officer and Treasurer